As filed with the Securities and Exchange Commission
			   on September 25, 2000

							Reg. No. 333-40653

		  SECURITIES AND EXCHANGE COMMISSION
			  Washington, D.C. 20549

				AMENDMENT NO. 1
				     TO
				   FORM S-8
			  Registration Statement
				    Under
			The Securities Act of 1933

  			  SOUTHWEST AIRLINES CO.
   (Exact name of registrant as specified in its charter)

Texas					      75-1563240
(State or other jurisdiction of		     (I.R.S. Employer
incorporation or organization)		      Identification No.)

P.O. Box 36611, Dallas, Texas		      75235-1611
(Address of Principal Executive Offices)     (Zip Code)

  			  Southwest Airlines Co.
 1991 Employee Stock Purchase Plan, as amended September 21, 2000
 			(Full title of the plan)

				Gary C. Kelly
	Vice President-Finance & Chief Financial Officer
  			  Southwest Airlines Co.
     				P.O. Box 36611
 			Dallas, Texas 75235-1611
 				214/792-4363
  (Name, address, and telephone number, including area code,
  			 of agent for service)

   				Copy to:

			   Deborah Ackerman
		     Associate General Counsel
  			 Southwest Airlines Co.
			    P.O. Box 36611
 			Dallas, Texas 75235-1611


 CALCULATION OF REGISTRATION FEE


				Proposed       	   Proposed
Title of			maximum 	   maximum
securities   Amount		offering 	   aggregate        Amount of
to be	     to be 		price	   	   offering	    registration
registered   registered		per share(1)  	   price(1)	    fee

Common Stock
par value
$1.00 per    6,000,000
share         shares	       	$20.86875 	 $125,212,500       $33,056.10

(1) Estimated solely for the purpose of calculating the registration fee which, pursuant to Rules 457(c) and 457(h) is based on 90% of the average of the high and low price for the Common Stock on the New York Stock Exchange on September 22, 2000.

(2) The number of shares of Common Stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.


		STATEMENT OF INCORPORATION BY REFERENCE

	This Amendment No. 1 to Registration Statement on Form S-8 is being filed to register an additional 6,000,000 shares of the Company's Common Stock to be issued under the 1991 Employee Stock Purchase Plan (as amended, the "Plan"). In accordance with General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8 (Registration Number 33-40653), as previously filed with the Securities and Exchange Commission on May 16, 1991, and including all documents incorporated by reference therein, is hereby incorporated by reference herein and made a part hereof.


				   PART II
	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.	Interest of Named Experts and Counsel.

The validity of the Common Stock registered hereunder has been passed upon for the Company by Deborah Ackerman, Esq. Ms. Ackerman is the Associate General Counsel and Assistant Secretary of the Company. Ms. Ackerman owns 83,801 shares of Common Stock and options to purchase 42,207 shares of Common Stock.

Item 8.	Exhibits.

4 	Southwest Airlines Co. 1991 Employee Stock Purchase Plan, as
	amended September 21, 2000.

5	Opinion of Deborah Ackerman, Associate General Counsel of the
	Company, re legality of securities being registered.

23.1	Consent of Ernst & Young LLP, independent auditors.

23.2	Consent of Deborah Ackerman, Associate General Counsel of the
	Company (contained in the opinion filed as Exhibit 5 hereto).


SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Dallas, State of Texas on September 21, 2000.

					SOUTHWEST AIRLINES CO.


					By: /s/ Gary C. Kelly
						Gary C. Kelly
						Vice President-Finance,
						Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 21, 2000.

	Signature				Capacity

/s/ Herbert D. Kelleher		Chairman of the Board of Directors,
----------------------		President and Chief Executive Officer
Herbert D. Kelleher

/s/ Gary C. Kelly		Vice President-Finance
---------------------- 		(Chief Financial and Accounting Officer)
Gary C. Kelly

				Director
----------------------
Samuel E. Barshop

/s/ Gene H. Bishop		Director
----------------------
Gene H. Bishop

/s/ William P. Hobby		Director
----------------------
William P. Hobby

				Director
----------------------
Travis C. Johnson

/s/ R. W. King		     	Director
----------------------
R. W. King

/s/ June M. Morris		Director
----------------------
June M. Morris

				Director
----------------------
C. Webb Crockett




INDEX TO EXHIBITS


4 	Southwest Airlines Co. 1991 Employee Stock Purchase Plan, as
	amended September 21, 2000.

5 	Opinion of Deborah Ackerman, Associate General Counsel for the
	Company.

23.1	Consent of Ernst & Young LLP, independent auditors.

23.2 	Consent of Deborah Ackerman, Associate General Counsel of
	Southwest (contained in the opinion filed as Exhibit 5 hereto).